Exhibit 16.01


December 16, 1994



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Northern States Power Company dated December 16, 1994.

Yours truly,



(Deloitte & Touche LLP)
Deloitte & Touche LLP